UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

May 31, 2023

Date of report (Date of earliest event reported)

MEI Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11455 El Camino Real, Suite 250
San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 369-7100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $$0.00000002 par value	MEIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2023, the Board of Directors (the “Board”) of MEI Pharma, Inc. (the “Company”) appointed David M. Urso to be President and Chief Executive Officer (“CEO”) of the Company, effective as of June 2, 2023, and terminated the employment of Daniel Gold, Ph.D., the current President and CEO, effective as of June 2, 2023. As previously disclosed, on February 22, 2023, the Company, Infinity Pharmaceuticals, Inc. (“Infinity”), and Meadow Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby Merger Sub will merge with and into Infinity, with Infinity being the surviving entity as a wholly owned subsidiary of the Company (the “Merger”). In the Merger Agreement, the parties agreed that Mr. Urso would serve as CEO of the Company as of the effective date of the Merger. Consistent with the Company’s previously stated intention in its Form 8-K filing of February, 22, 2023 to effectuate this transition prior to the consummation of the Merger, the Board has determined that it is in the best interests of the Company to institute that transition and appoint Mr. Urso as President and CEO, effective as of June 2, 2023, in order to provide an orderly transition of duties. These changes are discussed below in this Current Report on Form 8-K.

Termination of Dr. Daniel Gold

The Board determined that Dr. Gold’s termination of employment is a termination without cause under the terms of Dr. Gold’s employment agreement, dated April 23, 2010, between the Company and Dr. Gold (the “Gold Employment Agreement”), filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.1 to the Company’s Current Report on Form 8-K on April 26, 2010 (File No. 000-50484). If Dr. Gold signs and does not revoke a general release of claims with respect to the Company, Dr. Gold will receive severance pay equal to 12 months of base salary and accelerated vesting of the portion of his stock options that would have vested over the next 12 months, pursuant to the terms of the Gold Employment Agreement applicable to a termination without cause, as well as an annual bonus for the fiscal year ending June 30, 2023 based on performance and Board discretion and a 3-year period to exercise Dr. Gold’s vested stock options following the date on which he ceases to serve as a member of the Board (but no later than the expiration of the term of the option). Dr. Gold continues to be bound by restrictive covenants under his Employee Proprietary Information and Inventions Agreement, and he continues to be a member of the Board.

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Appointment of David Urso as President and Chief Executive Officer and a Member of the Board

On May 31, 2023, the Board appointed Mr. Urso, age 58, as President and CEO of the Company, effective as of June 2, 2023. Mr. Urso was also elected as a member of the Board, effective as of June 8, 2023. Mr. Urso will serve as a member of the class of directors whose term expires at the 2025 annual meeting of the Company’s stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal. In connection with Mr. Urso’s appointment to the Board, the Board increased the size of the Board by one member, increasing the Board size from 7 to 8 directors, as of June 8, 2023. At this time, Mr. Urso is not expected to serve on any committees of the Board.

Prior to assuming the role of President and CEO, Mr. Urso served as the Chief Operating Officer and General Counsel of the Company since July 2018. Prior to July 2018, Mr. Urso served as the Company’s Senior Vice President of Corporate Development and General Counsel, starting in April 2014. Mr. Urso joined the Company in March 2014 after working in the life sciences industry for two decades, including as the Chief Operating Officer and General Counsel at Tioga Pharmaceuticals, a privately held drug development company that he co-founded in 2005. Prior to founding Tioga Pharmaceuticals, Mr. Urso was a Principal at Forward Ventures, starting in 2002, where he was responsible for identifying and developing life science venture capital investments. Before joining Forward Ventures in 2002, he served as the Director of Corporate Development and Legal Affairs at DNA Sciences, Inc. Prior to this time, he worked as an attorney in the corporate securities and licensing groups at Wilson Sonsini Goodrich & Rosati LLP and Cooley Godward LLP, after beginning his career as a bench scientist at SmithKline Beecham and the University of Pennsylvania Medical School. Mr. Urso received a J.D. from Harvard Law School and a B.A. in Molecular Biology and Philosophy from Reed College.

There are no arrangements or understandings between Mr. Urso and any other person pursuant to which he was selected as an officer or director, and there are no family relationships between Mr. Urso and any of the Company’s directors or executive officers. Mr. Urso has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under item 404(a) of Regulation S-K.

In connection with Mr. Urso’s appointment as President and CEO, Mr. Urso and the Company entered into a new employment agreement (the “CEO Employment Agreement”), effective as of June 2, 2023, that replaces the existing employment agreement dated March 6, 2014, between the Company and Mr. Urso, filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K on April 8, 2014 (File No. 000-50484), as amended by Amendment No. 1, dated July 12, 2018, filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 16, 2018 (File No. 000-50484). The CEO Employment Agreement provides for an annual base salary of $614,000, with a target annual bonus opportunity of 50% of base salary. Mr. Urso will be eligible to participate in the Company’s health, retirement, expense reimbursement and other benefit plans.

The CEO Employment Agreement provides for a grant as of June 2, 2023 of an option to purchase a number of shares of the Company’s common stock, under the Company’s equity compensation plan, equal to 2.5% of the Company’s outstanding shares as of the date of grant, with vesting over a 4-year period, full vesting on a change in control, and other terms and conditions consistent with the CEO Employment Agreement and grants made to other senior executives (the “CEO Initial Grant”). The exercise price of the CEO Initial Grant will be equal to the Nasdaq closing price per share of Company stock on the date of grant. The CEO Employment Agreement further provides for a stock option grant to be made as of the closing date of the Merger, contingent on the consummation of the Merger and subject to Mr. Urso being employed by or providing service to the Company or an affiliate at the time of grant (i.e., the closing date of the Merger), that is equal to 2.5% of the outstanding shares of the Company on the closing date of the Merger (calculated immediately after the effective time of the Merger), less the number of Company shares underlying the CEO Initial Grant; provided, however, that the total number of shares covered by options granted to Mr. Urso in a calendar year shall not exceed 200,000 shares pursuant to the terms of the Company’s equity compensation plan (the “CEO Second Grant”). The exercise price of the CEO Second Grant will be equal to the Nasdaq closing price per share of Company stock on the date of grant (the closing date of the Merger). The CEO Second Grant will have the same vesting terms as the CEO Initial Grant.

If the full number of options called for pursuant to the CEO Second Grant cannot be granted on the closing date of the Merger in 2023 because of the per person share limit under the equity compensation plan, then an option for the number of shares that could not be granted on the closing date will be granted as of January 2, 2024 (the “Top Off Grant”); provided that if as of January 2, 2024, the Company’s equity compensation plan does not have sufficient shares available to make the Top Off Grant, such grant will be made on the first subsequent date as of which the

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Company does have sufficient shares under the equity compensation plan. To receive the Top Off Grant, Mr. Urso must be employed by or providing services to the Company or an affiliate on the applicable date of grant. The exercise price of the Top Off Grant will be equal to the Nasdaq closing price per share of Company stock on the date of grant of the Top Off Grant, and the Top Off Grant will have the same vesting terms as the CEO Initial Grant.

If the Merger is not consummated, but the Company acquires the rights to the Infinity compound eganelisib in 2023 or 2024 in a transaction that is not the Merger, and some or all of the consideration for the acquisition of the rights to the compound is equity, then a CEO Second Grant will be made to Mr. Urso as of the date of such transaction (and a Top Off Grant will be made, if applicable) as if the effective date of such transaction were the date of the Merger. On May 31, 2023, the Board approved the CEO Initial Grant, the CEO Second Grant, and the Top Off Grant, as applicable, to be effective on their respective dates of grant.

For 2024 and subsequent years, Mr. Urso will be eligible to receive equity awards on similar terms as other senior executives of the Company. The Company will pay Mr. Urso’s legal fees in connection with negotiation of the CEO Employment Agreement and ancillary agreements, up to $7,500.

Under the CEO Employment Agreement, if Mr. Urso’s employment is terminated by the Company without cause or Mr. Urso resigns for good reason, Mr. Urso will be eligible to receive the following severance benefits if he signs an effective release of claims: (i) lump sum payment equal to 12 months of his base salary, (ii) if he elects COBRA health care continuation coverage, the Company will pay the monthly COBRA premium for 12 months, (iii) payment of a pro-rata annual bonus, if any, for the year of termination, and (iv) accelerated vesting of a portion of Mr. Urso’s outstanding stock options equal to the number of options that would have vested if he had continued to be employed by the Company for 12 months following termination. The CEO Employment Agreement also provides that if, within 3 months before a change in control, the Company terminates Mr. Urso’s employment without cause at the request of the other party to the change in control transaction, or if, upon or within 2 years following a change in control, Mr. Urso’s employment is terminated by the Company without cause or Mr. Urso resigns for good reason, Mr. Urso’s outstanding stock options will fully vest and become exercisable as of his termination date, provided that he signs an effective release.

In the event that Mr. Urso’s employment is terminated due to his death or disability, vesting of a portion of Mr. Urso’s outstanding stock options will accelerate equal to the number of options that would have vested if he had continued to be employed by the Company for 12 months following termination, subject to his execution of an effective release in the event of disability.

Mr. Urso will continue to remain subject to his Employee Proprietary Information and Inventions Agreement, dated April 7, 2014.

The foregoing summary of the CEO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CEO Employment Agreement. The full text of the CEO Employment Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Exhibits.

(d) Exhibits

The following exhibits are being filed as part of this Current Report on Form 8-K.

Exhibit Number	Description

10.1	CEO Employment Agreement between the Company and David Urso, dated June 2, 2023.

99.1	Press Release issued June 2, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 2, 2023	MEI PHARMA, INC.

	By:	/s/ David M. Urso
	Name:	David M. Urso
	Title:	President and Chief Executive Officer

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